UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2012

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	66-0323724
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 South River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02—	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2012, Schawk, Inc. (the “Company”) announced that, effective July 24, 2012, Eric N. Ashworth has been appointed President of the Company.  In connection with Mr. Ashworth’s appointment, David A. Schawk, who had been serving as the Company’s President and Chief Executive Officer, will continue to serve in his capacity as Chief Executive Officer, and A. Alex Sarkisian, who had been serving as the Company’s Executive Vice President and Chief Operating Officer, will serve as the Company’s Senior Executive Vice President of Client Development.

Prior to his appointment as President, Mr. Ashworth, 46, had been serving as the Company’s Chief Strategy Officer since 2009 and, prior to that, the chief strategy officer for Anthem Worldwide.  Mr. Ashworth was founding partner and president of BlueMint Associates, a branding and design agency acquired by the Company in 2003.  Earlier in his career, Mr. Ashworth served as chief marketing officer for Fitch Worldwide, and served in brand leadership roles at Colgate-Palmolive, The Clorox Company and Levi Strauss & Co.  Mr. Ashworth holds a BS from San Francisco State University and a MBA from the University of San Francisco.

In connection with his appointment, Mr. Ashworth will maintain an annual base salary of $350,000, which may be adjusted from time to time, and received a special grant of shares of restricted stock and options with an aggregate grant date value of approximately $150,000.  Mr. Ashworth will continue to participate in the Company’s existing annual and long-term incentive programs, including opportunities to receive cash-based performance awards and equity awards as may be granted from time-to-time under the Company’s incentive plan.  Mr. Ashworth also received a relocation bonus and other amounts associated with his relocation to the Chicago area.  As part of the terms of his relocation, if the Company terminates Mr. Ashworth’s employment for reasons other than for cause, the Company will pay for his standard relocation expenses back to the San Francisco, California area, provide a severance amount equal to his annual base salary and provide reimbursement of COBRA coverage expenses for a period of 12 months.

Item 7.01—Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Ashworth as President of the Company is furnished herewith as Exhibit 99.1.

Item 9.01—Financial Statements and Exhibits.

(d)   Exhibits

  Exhibit 99.1—Press release dated July 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2012	SCHAWK, INC. By: _/s/ Timothy J. Cunningham__________________ Name: Timothy J. Cunningham Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press release dated July 24, 2012